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 CUSIP No. 237688106                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                   MAY 8, 1998
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                    MORGAN  STANLEY DEAN WITTER & CO. and MORGAN  STANLEY  ASSET

               MANAGEMENT LIMITED hereby agree that, unless differentiated, this

               Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY ASSET MANAGEMENT LIMITED

            BY: /s/ Peter A. Nadosy
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            Peter  A.  Nadosy / Director Morgan Stanley Asset Management Limited

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).